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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 DATE OF EARLIEST EVENT REPORTED: MARCH 20, 2006


                              ATWOOD OCEANICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         COMMISSION FILE NUMBER 1-13167


       INTERNAL REVENUE SERVICE -- EMPLOYER IDENTIFICATION NO. 74-1611874


                15835 PARK TEN PLACE DRIVE, HOUSTON, TEXAS, 77084
                                 (281) 749-7800

                                  ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 7.01  REGULATION FD DISCLOSURE

         The SEAHAWK has completed its contract with Sarawak Shell Berhad and has been relocated to a shipyard to commence its upgrades estimated to cost approximately $20 million. Following the completion of the upgrades (estimated June 2006), the rig will be relocated to West Africa to commence a long-term drilling commitment (estimated August 2006) with Amerada Hess Equatorial Guinea, Inc.

         The ATWOOD SOUTHERN CROSS is currently working at a dayrate of $70,000 for ENI Spa AGIP Exploration & Production Division ("AGIP") offshore Italy. Immediately upon completion of the AGIP contract (estimated June 2006), the rig will be moved to the Black Sea to drill wells under two contracts which should extend to the fourth quarter of fiscal year 2007 at an operating dayrate of $125,000.

         The ATWOOD EAGLE is currently working offshore Australia under drilling contract commitments with Woodside Energy, Ltd ("WOODSIDE") and BHP Billiton Petroleum at dayrates ranging from $150,000 to $180,000 (except for one Woodside well to be drilled at $109,000). Upon completion of these commitments (estimated June/July 2007), the rig has a one (1) well contract commitment with ENI Australia BV at a dayrate of $360,000 and at least a one (1) year contract extension with Woodside at a dayrate of $420,000. Until October 2006, Woodside can elect to increase the one (1) year contract extension to a two (2) or three
(3) year contract extension. In such event, the operating dayrate for the two
(2) or three (3) year contract extension will be $405,000.

         The ATWOOD HUNTER should complete the drilling of its current well at a dayrate of $125,000 for Burullus Gas ("BG") offshore Egypt by early April 2006. The rig will then drill two (2) additional wells (estimated to take 60 to 70 days to complete) for BG, at a dayrate of $240,000, under a farmout from the rig's two (2) year contract commitment with Woodside. The time required to drill the two (2) wells will apply toward Woodside's two (2) year commitment.


ITEM 8.01  OTHER EVENTS

         On March 20, 2006, the Company announced that the VICKSBURG (owned and operated by its wholly owned subsidiary Atwood Oceanics Pacific Limited) has been awarded a two (2) year contract by Chevron Overseas Petroleum (Thailand) Limited ("Chevron") which will immediately follow Chevron's current eight (8) month drilling commitment offshore Cambodia . The VICKSBURG is presently working in Malaysia under drilling commitments with dayrates of $82,000 to $87,000, which should extend to October 2006. After completion of these commitments, the rig will be moved to Cambodia to commence the eight (8) month drilling commitment with Chevron followed by the two-year contract in Thailand. The operating dayrate for the first eight (8) months with Chevron offshore Cambodia will be $94,500 and a dayrate of $154,000 will apply for the two-year contract offshore Thailand.

         A copy of the press release announcing the VICKSBURG's new contract award is filed with the Form 8-K on Exhibit 99.1 and is incorporated herein by reference.

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ITEM 9.01  EXHIBITS

EXHIBIT NO.

EX-99.1    Press Release dated March 20, 2006

         Statements contained in this release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors; the Company's dependence on the oil and gas industry; the risks involved in upgrade to the Company's rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's Annual Report on Form 10-K for the year ended September 30, 2005, filed with the Securities and Exchange Commission.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ATWOOD OCEANICS, INC.
                                               (Registrant)

                                               /s/ James M. Holland
                                               James M. Holland
                                               Senior Vice President

                                               DATE: March 20, 2006


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                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION
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EX-99.1                 Press Release dated March 20, 2006


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